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                                                                EXHIBIT 99(A)(3)

                             DATA TRANSLATION, INC.
                                 STOCK OPTIONS
                                  CONFIDENTIAL

Employee
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Election Form


    If you accept the offer to exchange options, the Eligible Options described in Table 1 will be exchanged for New Options described in Table 2. You will keep all of the Retained Options, if any, described in Table 3. If you accept the exchange, your total number of options will equal the New Options in Table 2 plus the Retained Options in Table 3.


    If you do not accept the offer to exchange options, you will not receive the New Options described in Table 3.
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Type        Grant Date        Shares        Exercise Price       Expiration Date
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Table 1: Eligible Options (to be exchanged for new options if you accept the offer):

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Table 2: New Options (to be granted in exchange for eligible options if you accept the offer):

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Table 3: Retained Options (not affected whether or not you accept the offer):

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Please check one box below, sign and date where indicated, provide your home telephone number, and return this form to Michael DiPoto at (508) 481-3700. Also, please note that you do not need to include any option agreements or other documents relating to the options that you are returning, if any. Data Translation, Inc. (the "Company") will exchange and cancel such options electronically and update your option records accordingly.
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Signature of Owner

/ / I ACCEPT the offer to exchange options.

/ / I DO NOT accept the offer to exchange options.

Print name:
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Signature                                      Date

Home Telephone Number (with area code):
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*   THE EXERCISE PRICE OF THE NEW OPTIONS WILL EQUAL THE FAIR MARKET VALUE OF
    THE COMPANY'S COMMON STOCK ON THE DATE OF GRANT OF THE NEW OPTIONS. THIS WILL BE DETERMINED BASED UPON THE LAST REPORTED SALES PRICE OF THE COMPANY'S COMMON STOCK ON THE DATE OF GRANT OF THE NEW OPTIONS. BECAUSE WE WILL NOT GRANT NEW OPTIONS UNTIL AT LEAST SIX MONTHS AND ONE DAY AFTER THE DATE THAT WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE, IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS.